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                                                                    EXHIBIT 99.1

                          [LETTERHEAD OF VENTAS, INC.]


                                                        Contact: Debra A. Cafaro
                                                        President and CEO
                                                                 or
                                                        John C. Thompson
                                                        Vice President
                                                        (502) 357-9000


       VENTAS ANNOUNCES DISTRIBUTION REINVESTMENT AND STOCK PURCHASE PLAN
                             ----------------------
 Second Quarter Earnings Release and Investor Conference Call Set for August 10

Louisville, Ky (July 23, 2001) - Ventas, Inc. (NYSE:VTR) ("Ventas" or "the Company") today announced the adoption of a Distribution Reinvestment and Stock Purchase Plan for its existing shareholders and interested new investors. The Plan will become effective with Ventas's fourth quarter distribution subject to the effectiveness of the related Form S-3 Registration Statement filed with the Securities and Exchange Commission today.

     "A reinvestment program and stock purchase plan will further improve our Company and benefit our shareholders," Ventas President and CEO Debra A. Cafaro said.

     The Plan will provide a convenient and economical means for Ventas shareholders and new investors to purchase common shares of the Company. Under the Plan's terms, existing shareholders may purchase shares of common stock by reinvesting all or a portion of the cash distributions from their shares of common stock, or by making optional cash payments to purchase additional shares of common stock. Interested new investors also may purchase common stock under the Plan with a minimum investment.

     Reinvested distributions are subject to a maximum investment of $25,000 for each quarter. Optional cash purchases are subject to a minimum investment of $250 and a maximum investment of $5,000 in any calendar month. Ventas in its discretion may waive the maximum amounts for distribution reinvestments and optional cash purchases subject to certain conditions.

     Newly issued shares of common stock purchased directly from Ventas will not be subject to any brokerage commission or service charge. Brokerage fees or



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commissions will be applied to shares of common stock purchased on the open market. Ventas will pay all other costs of administration of the Plan.

     Ventas does not presently intend to issue additional shares for the Plan and anticipates that purchases of Ventas stock under the Plan will be affected through open-market transactions.

     The Plan will be administered by the Company's transfer agent, ___ National City Bank. Ventas shareholders should receive complete information on the Plan and enrollment forms with their third quarter distribution. Distribution reinvestment and optional cash payments are expected to begin with the fourth quarter of 2001.

     Because the Company's Form S-3 Registration Statement is subject to SEC comment, there can be no assurances as to whether or when the Plan will become effective, or whether the terms thereof may change.

     A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

EARNINGS RELEASE AND INVESTOR CONFERENCE CALL

     Ventas also said today it plans to release second quarter 2001 earnings on Friday, August 10, 2001. A Webcast conference call to discuss earnings and other matters will be held at 10:00 a.m. EDT on August 10 hosted by President and CEO Debra A. Cafaro. Information regarding the Webcast will be included in the Company's second quarter earnings release.

     Ventas, Inc. is a real estate investment trust that invests in health care related facilities. The Company's properties include 44 hospitals, 216 nursing facilities, and eight personal care facilities in 36 states. Ventas is headquartered at 4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642.

     This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements regarding Ventas and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and stockholders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.



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     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission (the "Commission"). Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. and certain of its affiliates (collectively "Kindred") to continue to meet and/or honor its obligations under its contractual arrangements with the Company and the Company's wholly owned operating partnership, Ventas Realty, Limited Partnership ("Ventas Realty"), including without limitation the various agreements (the "Spin Agreements") entered into by the Company and Kindred at the time of the corporate reorganization on May 1, 1998 (the "1998 Spin Off") pursuant to which the Company was separated into two publicly held corporations, (b) the ability and willingness of Kindred to continue to meet and/or honor its obligation to indemnify and defend the Company for all litigation and other claims relating to the health care operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future health care reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of the Company's interest rate swap agreement and the ability of the Company to satisfy its obligation to post cash collateral if required to do so under such interest rate swap agreement, (m) the ability and willingness of Atria, Inc. ("Atria") to continue to meet and honor its contractual arrangements with the Company and Ventas Realty entered into connection with the Company's spin off of its assisted living operations and related assets and liabilities to Atria in August 1996, (n) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, (o) the outcome of the audit being conducted by the Internal Revenue Service for the Company's tax years ended December 31, 1997 and 1998,
(p) final determination of the Company's net taxable income for the tax years ended December 31, 2000 and December 31, 2001, (q) the valuation for income tax purposes of the common stock of Kindred received by the Company on the Effective Date of the Kindred Plan of Reorganization, (r) the treatment of the Company's claims in the chapter 11 cases of certain of the Company's tenants, including Integrated Health Services, Inc. and certain of its affiliates, and (s) the ability and willingness of the Company's tenants, including Kindred, to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants. Many of such factors are beyond the control of the Company and its management.


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